EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 9, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (November 2010 – October 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-4.1%	-3.6%	-11.4%	-6.5%	-3.2%	-5.4%	0.6%	-5.4%	10.1%	-28.6%	-0.5	-0.7
B**	-4.2%	-3.6%	-11.9%	-7.1%	-3.8%	-6.0%	0.0%	-6.0%	10.1%	-29.9%	-0.6	-0.8
Legacy 1***	-4.1%	-3.6%	-9.9%	-4.7%	-1.2%	-3.4%	N/A	-3.4%	10.0%	-23.7%	-0.3	-0.5
Legacy 2***	-4.1%	-3.6%	-10.1%	-4.9%	-1.4%	-3.7%	N/A	-3.7%	10.0%	-24.4%	-0.3	-0.5
Global 1***	-4.1%	-3.6%	-9.9%	-4.3%	-0.8%	-3.3%	N/A	-3.3%	9.8%	-21.9%	-0.3	-0.4
Global 2***	-4.1%	-3.6%	-10.0%	-4.5%	-1.0%	-3.5%	N/A	-3.5%	9.8%	-22.4%	-0.3	-0.5
Global 3***	-4.1%	-3.6%	-11.2%	-5.9%	-2.6%	-5.1%	N/A	-5.1%	9.8%	-26.2%	-0.5	-0.7

S&P 500 Total Return Index****	3.3%	5.0%	-0.5%	1.9%	15.0%	13.6%	7.5%	13.6%	11.6%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-1.6%	-0.6%	-0.4%	5.1%	2.6%	6.7%	7.1%	6.7%	11.5%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					25%
Energy	11%	Short	Natural Gas	4.7%	Short	11%	Short	Natural Gas	4.7%	Short
			Crude Oil	2.0%	Short			Crude Oil	2.1%	Short
Grains/Foods	9%	Short	Live Cattle	1.7%	Short	9%	Short	Live Cattle	1.7%	Short
			Cotton	1.7%	Short			Cotton	1.7%	Short
Metals	5%	Short	Silver	0.8%	Long	5%	Short	Aluminum	0.8%	Short
			Aluminum	0.8%	Short			Silver	0.8%	Long
FINANCIALS	75%					75%
Currencies	16%	Long $	Canadian Dollar	2.2%	Short	16%	Long $	Canadian Dollar	2.2%	Short
			Swiss Franc	1.3%	Short			Japanese Yen	1.2%	Short
Equities	15%	Short	DJ Eurostoxx 50 Index	1.7%	Long	15%	Short	DJ Eurostoxx 50 Index	1.7%	Long
			Russell 2000	1.6%	Short			Nasdaq	1.6%	Long
Fixed Income	44%	Long	U.S. 10-Year Treasury Notes	6.3%	Long	44%	Long	U.S. 10-Year Treasury Notes	6.3%	Long
			Bunds	5.3%	Long			Bunds	5.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rallied to an 8-week high after OPEC suggested declines in global production may be coming.  Natural gas markets also moved higher, supported by forecasts for colder weather in the U.S.

Grains/Foods
Corn and wheat markets finished lower after the U.S. Department of Agriculture revised crop output estimates higher.  Conversely, soybean markets rallied as reports cut supply forecasts.  Sugar and coffee markets rose as hot and dry weather in Brazil put negative pressure on crop yields.

Metals
Precious metals markets moved higher on speculation weakening global economic growth will cause the U.S. Federal Reserve to further delay raising interest rates.    Precious metals markets also moved higher in reaction to a larger-than-expected increase in the U.S. trade deficit.  Copper markets rose due to increased global demand and on speculation major copper producers will reduce future supplies.

Currencies
The U.S. dollar declined as concerns surrounding the global economy supported views the Federal Reserve will delay raising interest rates until 2016.  The Japanese yen weakened in anticipation the Bank of Japan would further expand stimulus initiatives.  The British pound strengthened versus counterparts because industrial production data in the U.K. was better than expected.

Equities	Equity markets rallied following the release of the Federal Open Market Committee meeting notes which suggested a longer time horizon before the Federal Reserve increased interest rates.
Fixed Income	Global fixed-income markets fell as strength in the equity sector reduced demand for safe-haven assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.